Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Microsoft Corporation, a Washington corporation (the “Company”), on Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), Steven A. Ballmer, Chief Executive Officer of the Company and J. Scott Di Valerio, Corporate Vice President and Corporate Controller of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steven A. Ballmer
Steven A. Ballmer
Chief Executive Officer
April 22, 2005

/s/ J. Scott Di Valerio
J. Scott Di Valerio
Corporate Vice President, Corporate Controller
April 22, 2005

[A signed original of this written statement required by Section 906 has been provided to Microsoft Corporation and will be retained by Microsoft Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]